UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2006

IRIS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. EmployerIdentification No.)

9172 Eton Avenue
Chatsworth, CA 91311
(Address of Principal Executive Offices/Zip Code)

(818) 709-1244
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))
☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)  Fiscal 2007 Non-Employee Director Equity Incentive Awards

During fiscal 2006 each of member of our Board of Directors who is not an employee received in payment for his services, a base cash payment of $36,000, with an additional amount of $6,000 for the Chairman of the Compensation Committee, $12,000 for the Chairman of the Audit Committee, and $36,000 for the Chairman of the Board. In addition, during fiscal 2006 each non-employee director received 12,500 options to purchase our common stock pursuant to our Amended and Restated 1998 Stock Incentive Plan. The Chairmen of the Board received an additional 7,500 options, and the Chairman of each of the Compensation Committee and Audit Committee received an additional 2,500 options.

On December 13, 2006, we established the compensation to be paid to our non-employee directors for services to be provided in fiscal 2007. Cash compensation for our non-employee directors for fiscal 2007 will be identical to that paid in fiscal 2006. Effective December 28, 2006, non-employee directors will be granted options to purchase 10,000 shares of our common stock at fair market value on the date of grant pursuant to our Amended and Restated 1998 Stock Incentive Plan. Such options shall have a five year term and will be fully vested upon issuance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: December 19, 2006	By:	/s/ Veronica Tarrant
Veronica Tarrant
Interim Chief Financial Officer